UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Inland Western Retail Real Estate Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 10, 2011

Dear Stockholder:

The board of directors declared a fourth quarter 2010 distribution of $0.05625 per share payable to Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) stockholders of record at the close of business on December 31, 2010. This represents the fifth consecutive quarter-to-quarter increase in distribution rates and equates to a 2.25% annualized yield assuming a purchase price of $10.00 per share or a 3.3% annualized yield based upon the December 31, 2009 estimated value of $6.85 per share.  Our board of directors determines each distribution quarterly; therefore, the annualized yield is not necessarily indicative of future distributions.

Enclosed is your portion of the fourth quarter 2010 distribution to Inland Western stockholders.  If you have invested through a trustee, or participate in Direct Deposit or the Distribution Reinvestment Program, a distribution statement is enclosed in lieu of a check.

Special Meeting of Stockholders

In December, a proxy statement was mailed to Inland Western stockholders of record as of December 1, 2010 for a special meeting of stockholders to be held on February 24, 2011.  The purpose of the special meeting is to consider and to vote upon the following proposals:

•      To approve an amendment and restatement of our charter; and

•      To permit the Board of Directors to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal if there are not sufficient votes for the proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the proposals as set forth in the proxy statement that was sent to you several weeks ago.

Your vote is extremely important and your shares cannot be voted unless you give your specific instructions.  If you have not already voted your shares, please vote today by using the toll-free telephone voting service or the internet.  Voting instructions are located on the proxy card that was enclosed with the proxy statement. You may also vote by signing, dating and returning the proxy card in the provided envelope. If you have any questions regarding voting or are unable to locate your proxy materials, please call our proxy solicitor, Morrow & Co., LLC, toll-free at 800.573.4804.  We greatly appreciate you taking the time to vote on these matters.

Form 1099s

Form 1099s will be mailed to stockholders of record on or before January 31, 2011 by Registrar and Transfer Company (“R&T”). Tax information, as well as other account information, may be accessed on R&T’s website at www.rtco.com.

If you have any questions regarding your Inland Western investment, please contact your financial advisor or Inland Western Investor Relations at 800.541.7661.

Sincerely,
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Steven P. Grimes
President and Chief Executive Officer

The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “goal,” “initiative,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors”.

Inland Western Retail Real Estate Trust, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523  800.541.7661 www.inlandwestern.com